Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-3 of MVB Financial Corp. of our report dated March 27, 2014, relating to our audit of the consolidated financial statements, which reports appear in the annual report on Form 10-K of MVB Financial Corp. for the year ended December 31, 2015.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this registration statement.

Cranberry Township, Pennsylvania
December 16, 2016

S.R. Snodgrass, P.C. • 2009 Mackenzie Way, Suite 340 • Cranberry Township, Pennsylvania 16066 • Phone: 724-934-0344 • Fax: 724-934-0345